EXHIBIT 99.1

Bonanza Goldfields to Initiate Gold Mining Operations Due to New Financing Agreement

PHOENIX, AZ--(Marketwire - Oct 2, 2012) - Today Bonanza Goldfields Corp. (PINKSHEETS : BONZ ) announces plans to initiate mining operations in the 4th quarter of this calendar year as a result of securing a $1.66M Financing Agreement with Tonaquint Inc., a Utah corporation.

"We are extremely pleased as this financing agreement with Tonaquint will enable Bonanza to rapidly advance from exploration to gold mining production before year's end," said Michael Stojsavljevich, President and CEO of Bonanza Goldfields Corporation.

Tests from Bonanza's gold fields conducted in August 2012 were very encouraging with promising results for gold and a number of rare earth metals.

"Our aggressive production plan is structured to process our gold deposits as rapidly as possible beginning with our pre-1955 patented land. With gold pricing continuing to rise in response to our Country's monetary and fiscal policies, we are in a strong position to exploit our gold reserves to maximize shareholder value," added Michael Stojsavljevich.

John Fife, Founder and President of Tonaquint, Inc., commented, "We are very impressed with the Bonanza team and their plans to move the company into gold production. Bonanza is unique because its surface mining approach allows it to enter production quickly and at a low cost relative to other junior mining companies."

The financing will be available to Bonanza upon the effectiveness of an SEC S-1 Registration Statement, with a first tranche effective immediately and allocated towards equipment purchases. Subsequent tranches will be used to execute a three tiered strategic plan commencing with the mining and processing of Bonanza's gold deposits on its Tarantula Project.

About Tonaquint Inc.

Tonaquint Inc., a Utah-based company, specializes in making investments in growth-stage publicly traded companies. Tonaquint invests with companies across a variety of sectors to provide the liquidity necessary to achieve their operational objectives.

About Bonanza Goldfields Corporation

Bonanza Goldfields' Tarantula Project is a contiguous block of 38 lode claims covering 600 acres in the Date Creek Mountains, Arizona. The lode claims are directly adjacent to the historic Congress Mine, Arizona, which produced about 400,000 ounces of lode gold. Highly prospective features are ubiquitous throughout the immediate area, including extensive greenstone dikes and quartz veins as well as placer gravel deposits. Many of the newly discovered Tarantula quartz veins are similar in character to the productive veins of the nearby Congress Mine and the other historically productive mines in the area. Bonanza's management strategy is to process feasible placer ore, while proving out hard rock structures. Modern access for heavy equipment is in place via Bonanza's privately constructed roads, and rail is localized. A Preliminary Geological Report of the claims and the immediate region is completed.

Learn more about Bonanza Goldfields: http://www.bonanzagoldfields.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mining exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

Michael Stojsavljevich
President and CEO

Contact:
Bonanza Goldfields Corp.

Email Contact
http://www.bonanzagoldfields.com